UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

STRATASYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

STRATASYS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	3:30 p.m. Central Daylight Time, on Thursday, May 7, 2009

Place	Stratasys Inc. Corporate Headquarters 7665 Commerce Way Eden Prairie, MN 55344

Items of Business
  To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends a vote FOR each nominee named in the proxy statement.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on March 17, 2009.

Voting

We urge you to read this proxy statement and vote your shares promptly. You may vote your shares in person by attending the Annual Meeting. You may also vote your shares by proxy by (i) signing and returning the form of proxy in the enclosed envelope, (ii) the Internet, or (iii) toll-free telephone call. You may revoke your proxy at any time before it is voted, and if you wish, you may attend the Annual Meeting and vote in person even if you have previously signed a proxy. Specific instructions to be followed in order to vote are set forth on the enclosed proxy card or voting instruction form provided by your broker, trustee or nominee.

By Order of the Board of Directors

ROBERT F. GALLAGHER
Chief Financial Officer and Secretary

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are first being distributed on or about April 3, 2009.

Important Notice Regarding the Availability of Materials for the
Annual Meeting to be held on May 7, 2009:

This Notice of Annual Meeting and Proxy Statement, our 2008 Annual Report to Stockholders
and the Form of Proxy are available at http://materials.proxyvote.com/862685.

STRATASYS, INC.
7665 Commerce Way
Eden Prairie, Minnesota 55344-2020
952.937.3000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2009

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders to be held at 3:30 p.m., Central Daylight Time, on May 7, 2009, at Stratasys Corporate Headquarters, 7665 Commerce Way, Eden Prairie, Minnesota 55344. This proxy statement provides information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) for the purpose of assisting you in voting your shares.

How can I get directions to the Annual Meeting if I want to attend in person?

To obtain directions to our Corporate Headquarters, the location of our Annual Meeting of Stockholders, and a map you can

  Visit our website, www.stratasys.com, click on “Stratasys” under “Contacts” and click on “Download Map” or

  Contact Investor Relations at

  Stratasys, Inc.
  7665 Commerce Way
  Eden Prairie, Minnesota 55344
  Attention: Shane Glenn – Director of Investor Relations
  Email: shane.glenn@stratasys.com

How can I obtain Stratasys’ Form 10-K?

A copy of our 2008 Annual Report on Form 10-K is enclosed as a part of our 2008 Annual Report to Stockholders (including beneficial owners of our common stock). Our Form 10-K is also available via our website at www.stratasys.com, or via the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our Form 10-K free of charge upon written request to Stratasys, Inc., Attention: Secretary, 7665 Commerce Way, Eden Prairie, Minnesota 55344. We will furnish any exhibit to the 2008 Form 10-K if specifically requested.

What items of business will be voted on at the Annual Meeting?

  The election of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

We will also consider any other business that is properly brought before the Annual Meeting.

How does the Board recommend I vote?

  Our Board recommends that you vote FOR each of the named director nominees.

What shares can I vote?

Our only class of stock outstanding is common stock, par value $.01 per share (“common stock”). Each share of common stock outstanding as of the close of business on the record date, March 17, 2009, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned at that time, which may be (1) shares held directly in your name as the stockholder of record and (2) shares held for you as beneficial owner through a broker, trustee or other nominee, such as a bank. On the record date, there were 20,222,572 shares of common stock outstanding and entitled to vote. There were 92 stockholders of record and approximately 9,302 beneficial owners on the record date. The closing price of the common stock for that date, as quoted on the Nasdaq Global Select Market, was $8.18.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer Company, you are considered to be, with respect to those shares, a stockholder of record, and these proxy materials are being sent directly to you by Stratasys. You may have stock certificates for those shares or they may be registered in book-entry form under the direct registration system. As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

     Beneficial Owner

If your shares are held in a brokerage account or by a trustee or nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the Annual Meeting.

As a beneficial owner is not the stockholder of record, you may not vote these shares directly at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted on a ballot that we will provide to you at the Annual Meeting. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form you are provided.

You may cast your vote by proxy as follows:

  By Internet—Stockholders of record may vote using the Internet by voting at the website listed on the enclosed proxy card. Beneficial owners may vote by accessing the website specified on the voting instruction form provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

  By telephone—Stockholders of record may vote by using the toll-free telephone number listed on the enclosed proxy card. Beneficial owners may vote by telephone by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

  By mail—Stockholders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their brokers, trustees or nominees and mailing them in the enclosed pre-addressed envelope.

Are the proxy statement and annual report available electronically?

This proxy statement and our 2008 Annual Report on Form 10-K are available on our website at www.stratasys.com, at the SEC’s website at www.sec.gov, and at http://materials.proxyvote.com/862685.

Can I change my vote?

If you are a stockholder of record and have submitted a proxy card, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case, to Stratasys, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive any such revocation of proxy by 5:00 p.m., Eastern Daylight Time, on May 6, 2009, for it to be effective.

If you voted on the Internet or by telephone, you may change your vote by voting at the Annual Meeting or by following the instructions for changing your vote on the enclosed proxy card.

If your shares are held in street name or by a broker, trustee or nominee, you may change your vote by following the instructions provided to you by your broker, trustee or nominee. If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the Annual Meeting in order to establish the quorum necessary to hold the meeting and conduct business. Shares are counted as “present” at the Annual Meeting if the stockholder attends the meeting in person or is represented at the meeting by proxy.

What is the voting requirement to approve the election of directors and any other proposal and how are votes counted?

  Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting. In the election of directors, you may vote for all of the nominees or you may withhold your vote with respect to one or more of the nominees.

If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. The proxy holders will vote in their discretion on any other matters that properly come before the Annual Meeting.

If you are a stockholder of record and do not return your proxy card, or do not vote via the Internet or by telephone, your shares will not be voted. However, if you hold shares beneficially in street name, the result will be different. If you do not return the voting instruction form, your broker may vote your shares in certain circumstances and on certain proposals. Generally, brokers may vote shares they hold for you in their own discretion on the election of directors and certain other routine matters, if you do not give them instructions on how to vote.

Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for the purposes of voting on non-discretionary matters. Such shares have no impact on the outcome of such proposals.

What happens if additional matters are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, S. Scott Crump and Thomas W. Stenoien, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with their best judgment. If for any unforeseen reason any of our nominees is not available as a candidate for reelection as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will count the votes?

We will appoint two individuals to act as inspectors of election to tabulate the votes cast at the Annual Meeting.

What does it mean if I receive more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please complete, sign, date and return to us each proxy card and voting instruction form you receive.

We used to get multiple copies of these materials, but now we only get one. Why?

If you and others at your mailing address hold stock through a bank, broker or other institution, you were probably notified that your household would start receiving only one annual report and proxy statement for each company whose stock you hold that way. This practice is known as “householding.” Its purpose is to reduce the volume of duplicate information you receive and to reduce associated printing and postage costs. If you received such a notice, unless you responded that you did not want to participate in householding, your household will receive a single copy of the proxy statement and annual report, accompanied by separate voting instruction forms for each stockholder. If you want to receive multiple household copies in the future, please contact the bank, broker or other institution through which you hold your shares.

Who will pay the costs of soliciting votes for the Annual Meeting?

Stratasys is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing these proxy materials and soliciting votes with respect to the Annual Meeting. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by certain of our directors, officers and other employees, who will not receive any additional compensation for such activities. We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our common stock.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009. You can access that Form 10-Q, and all of our other reports filed with the SEC, at our website, www.stratasys.com, or at the SEC’s website, www.sec.gov.

Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting. It will also be available during business hours for ten days prior to the date of the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m., Central Daylight Time, Monday through Friday, at our principal executive office, 7665 Commerce Way, Eden Prairie, Minnesota. Any Stratasys stockholder may examine the list for any purpose germane to the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s Annual Meeting?

If a stockholder intends to present a proposal at our 2010 Annual Meeting of Stockholders, we must receive it no later than December 4, 2009, in order for it to be included in the proxy statement and form of proxy relating to that meeting. If the date of the meeting is changed by more than 30 calendar days from the date on which this year’s meeting is held, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, we must receive the proposal at our principal executive office at a reasonable time before the solicitation of such proxies for such meeting is made.

Stockholder proposals for business matters to be conducted at the 2010 Annual Meeting, including nominations of persons to serve as directors of Stratasys, but not to be considered for inclusion in our proxy statement and form of proxy relating to our 2010 Annual Meeting, must be received no later than February 17, 2010. Such proposals should be directed to our Secretary at 7665 Commerce Way, Eden Prairie, Minnesota 55344.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the 2009 Annual Meeting, please read this Proxy Statement and promptly vote your shares on the Internet, by telephone or by completing, signing, and dating your enclosed proxy or voting instruction form and returning it in the enclosed envelope.

PROPOSAL 1.
ELECTION OF DIRECTORS

Nominees for Election as Directors.

Our Board of Directors currently has seven members. However, our Board of Directors has reduced its size to six members effective as of the date of the Annual Meeting. The directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted FOR the election to the Board of Directors of the following six persons, all of whom are incumbent directors. All nominees were elected as directors at the 2008 Annual Meeting. The following information provides the age and business experience as of March 25, 2009, of the nominees for election. All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select, or the Board may reduce the number of Directors constituting the Board of Directors.

S. Scott Crump, age 55, has served as our Chief Executive Officer, President, Treasurer and a director since our inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. Mr. Crump is, with Lisa H. Crump, his wife, a co-founder of Stratasys, and he is the inventor of Stratasys’ FDM® technology. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which later changed its name to SI Technologies, Inc., a leading manufacturer of force, load and pressure transducers. Mr. Crump continued to be a director and shareholder of that company until its sale to Vishay Intertechnologies, Inc. (NYSE: VSH) in April 2005. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of Stratasys.

Ralph E. Crump, age 85, has been a director of Stratasys since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He was a founder and director of Osmonics, Inc., now GE Osmonics, a manufacturer of reverse osmosis water filtration devices, until it was acquired by General Electric Company (NYSE:GE) in February 2003. Mr. Crump was chairman of SI Technologies, Inc. until April 1, 2005, when it was sold to Vishay Intertechnologies, Inc. (NYSE: VSH). In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until it was acquired by Revlon in 1986. Mr. Crump was also a director of Mity Enterprises, Inc. (Nasdaq: NITY), a manufacturer of institutional furniture, until July 17, 2007, when it was acquired by a wholly owned subsidiary of MITY Holdings, Inc., an affiliate of Sorenson Capital Partners, L.P., and Peterson Partners LP. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of S. Scott Crump.

John J. McEleney, age 46, has been a director of Stratasys since 2007. He is the Chief Executive Officer of Cloud Switch, a privately held software company. He served as the Chief Executive Officer and a director of SolidWorks Corporation, a wholly owned subsidiary of Dassault Systemes S.A., (Nasdaq: DASTY) since June 2000, and also served as its Chief Executive Officer from 2001 until June 2007. Mr. McEleney joined SolidWorks in 1996, serving in several capacities, including Chief Operating Officer and Vice President, Americas Sales. Prior to joining SolidWorks, Mr. McEleney held several key management positions at CAD software pioneer Computervision and at defense contractor Raytheon. Mr. McEleney also serves as a director of Newforma, a privately held software company.

Edward J. Fierko, age 68, has been a director of Stratasys since February 2002. Since May 2003, Mr. Fierko has been President of EJF Associates, a consulting firm. From March 2003 to May 2003, Mr. Fierko was Vice President of GE Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices. From November 1999 through February 2003, he served as President and Chief Operating Officer of Osmonics, and from November 1998 to September 1999 he served as Executive Vice President of Osmonics. From September 1987 to August 1998, Mr. Fierko was President and CEO of Ecowater International, a holding company with operating companies in the water, waste and special process treatment industry. Prior to that, Mr. Fierko held several management positions over a 23-year career at General Electric Company.

Clifford H. Schwieter, age 61, has been a director of Stratasys since 1994. In 2002, Mr. Schwieter became the President and Chief Executive Officer of Concise Logic, Inc., a software development company focused on semiconductor design tools. From 1994 to 2002, Mr. Schwieter was the President and a Managing Director of C.H. Schwieter and Associates, a management and financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE’s Calma Company from 1985 to 1986 and was responsible for that subsidiary’s worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

Gregory L. Wilson, age 61, has been a director of Stratasys since 1994. Mr. Wilson has been Chairman of the Board of SimTek Fence, a manufacturer of synthetic fences, since 2007. He was, with his wife Kathy R. Wilson, a co-founder of Mity Enterprises, Inc., a manufacturer of institutional furniture, and served as Chairman of the Board of that company from its inception in 1987 to July 17, 2007 when it was acquired by MITY Holdings, LLC, a subsidiary of Sorenson Capital Partners, L.P. and Peterson Partners L.P. From its inception until May 2002, he also served as President of Mity. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. Mr. Wilson served as a Financial Analyst at the Ford Motor Company and as General Manager of the Stereo Optical Company in Chicago, Illinois. Mr. Wilson also serves on the board of directors of Design Imaging, Inc., Salt Lake City, Utah, and The Central Utah Advisory Board for Wells Fargo Bank.

Board Independence.

Our Board of Directors has determined that none of our directors, except S. Scott Crump, the Chairman of the Board, President and Chief Executive Officer, and Ralph E. Crump, S. Scott Crump’s father, have a relationship with Stratasys, either as an officer or employee of Stratasys or its subsidiaries or any other relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Therefore, each non-management director, other than Ralph E. Crump, is independent within the meaning of SEC regulations and the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards for director independence. The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Only independent directors serve on the standing committees of the Board, and accordingly, all members of those committees are also independent.

Availability of Information and Communications with the Board.

We have established a Corporate Governance section on our website, at www.stratasys.com, which is accessible by clicking “Investors” and then clicking “Corporate Governance.” The charters of our Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee are posted there. Additional materials may be added in the future. In addition, our Board has adopted our Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics has been filed as Exhibit 14.1 to our 2008 Annual Report on Form 10-K and can be accessed at the SEC’s website www.sec.gov. This proxy statement and the 2008 Annual Report on Form 10-K are also available on our website, www.stratasys.com. Stockholders may also obtain free printed copies of these materials by contacting Investor Relations as follows:

Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344
Attention: Shane Glenn – Director of Investor Relations
Email: shane.glenn@stratasys.com

You may address written communications to our non-management directors or, if requested, the full Board of Directors, by mail or courier to Stratasys, Inc., Attention: Secretary, 7665 Commerce Way, Eden Prairie, Minnesota 55344, or by email to Shane Glenn, shane.glenn@stratasys.com.

We have no specific policy requiring directors to attend the Annual Meeting of Stockholders. All members of the Board attended the 2008 Annual Meeting of Stockholders. However, in order to reduce the expenses of holding the Annual Meeting, we anticipate that the independent directors will not attend the 2009 Annual Meeting of Stockholders.

Meetings of the Board of Directors and Executive Sessions.

Our Board of Directors held eight meetings in 2008, three of which were conducted by telephone conference call. Each director attended at least 75% of the aggregate number of Board meetings and Board committee meetings on which that director served during 2008. Independent directors meet separately without management or non-independent directors present before each scheduled meeting of the Board of Directors.

Board Committees.

Audit Committee. The Audit Committee is composed of four independent directors. The current members are Arnold J. Wasserman (Chairman), Edward J. Fierko, Clifford H. Schwieter, and Gregory L. Wilson, all of whom served on the Committee in 2008. Each member of the Audit Committee qualifies as “independent” for purposes of membership on the Audit Committee pursuant Nasdaq listing requirements and SEC rules and is “financially literate” as required by Nasdaq listing requirements. In addition, our Board has determined that Mr. Fierko qualifies as an “audit committee financial expert” as defined by SEC rules and meets the qualifications of “financial sophistication” under the Nasdaq listing requirements as a result of his experience as an officer of a public company. Other members of the Audit Committee who have served as chief executive officers or chief financial officers of public companies or have similar experience or understanding with respect to certain accounting and auditing matters may also be considered audit committee financial experts. You should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of our Board.

The Audit Committee held five meetings in 2008. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, who report directly to the Audit Committee. In addition, the Audit Committee is responsible for addressing complaints received by Stratasys regarding any accounting, internal accounting controls or auditing matters, as well as employees’ concerns regarding any questionable accounting or auditing matters. The duties of the Audit Committee also include reviewing and considering actions of management in matters relating to audit functions, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations. The Committee’s authority and responsibilities are set forth in the Charter, which is available on our website www.stratasys.com.

The report of the Audit Committee appears on page 22 of this proxy statement.

Compensation Committee. The Compensation Committee is composed of four independent directors. The current members are Clifford H. Schwieter (Chairman), Edward J. Fierko, Arnold J. Wasserman, and Gregory L. Wilson, all of whom served on the Committee in 2008. The Board of Directors has determined that under applicable SEC regulations, Nasdaq listing standards, and Internal Revenue Code rules, all of the members of the Compensation Committee are independent, non-employee, outside directors. A current copy of the Compensation Committee’s Charter is available on our website at www.stratasys.com.

The Compensation Committee held six meetings in 2008. The Compensation Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers, including our Chief Executive Officer (“CEO”). It also administers our stock option and incentive compensation plans and recommends the establishment of and monitors the compensation and incentive program for all Stratasys executives.

The Compensation Committee acts on elements of executive officer compensation at specified times during the year. Shortly before the end of each year, the Compensation Committee comprehensively reviews the total compensation of each executive officer and relevant peer group comparisons with the Compensation Committee’s independent, external compensation consultant. Decisions on executive officer salaries for the following year are made at the same meeting.

In the first quarter of each year, the Compensation Committee determines the amount of the payments to be made to officers under the annual incentive compensation plan based on performance achieved during the preceding year. In the same quarter, the Compensation Committee sets the performance metrics for the current year’s incentive compensation plan.

The Compensation Committee considers stock option grants for executive officers and other employees at the same time as it establishes the compensation plan for the year. This may occur during the last quarter of the year preceding the implementation of the compensation plan or the first quarter of the ensuing year, depending on the status of the plan at the time. The Compensation Committee generally delegates authority to the CEO to recommend grants of options to employees other than executive officers. However, our Board approves all such grants at the meeting at which stock options are granted to the executive officers.

In establishing executive compensation for 2006 and 2007, the Compensation Committee retained an independent, external compensation consultant from Riley, Dettmmann & Kelsey, LLC in Minnetonka, Minnesota, to advise it on various aspects of executive officer compensation. The independent compensation consultant was selected by and reported directly to the Compensation Committee. The independent compensation consultant advised the Compensation Committee on the selection criteria for peer group companies and compiled peer group data and other information about market practices with respect to the mix and value of pay components and links between pay and performance for executive officers. The Compensation Committee did not retain a compensation consultant in connection with executive compensation for 2008 or 2009 because it believed that our executive compensation had been aligned with compensation for comparable companies in 2006 and 2007 and, as a result, no significant changes from prior results would arise.

Our senior management works closely with the Compensation Committee to evaluate and recommend compensation for our other officers and employees. In addition, the CEO makes recommendations to the Compensation Committee regarding compensation for our Chief Operating Officer and Chief Financial Officer.

The report of the Compensation Committee appears on page 15 of this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of four independent directors. The current members are Gregory L. Wilson (Chairman), Edward J. Fierko, Clifford H. Schwieter, and Arnold J. Wasserman. The Board of Directors has determined that under applicable Nasdaq listing standards, all of the members of the Nominating and Corporate Governance Committee are independent. A current copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.stratasys.com.

The Nominating and Corporate Governance Committee held two meetings in 2008. In connection with its nominating function, the Committee evaluates and recommends to the Board director nominees to fill vacancies that may occur on the Board of Directors and its standing committees. In connection with its corporate governance function, the Committee reviews and recommends to the Board corporate governance principles applicable to Stratasys, including the evaluation and recommendation of criteria for membership on the Board and the composition and structure of the Board and its committees.

Consideration of Director Nominees.

Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

  Judgment

  Skill

  Diversity

  Experience with businesses and other organizations of comparable size

  The interplay of the candidate’s experience with the experience of other Board members

  The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

In addition, the Committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the Audit Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders, if they meet the criteria referred to above. Recommendations may be made in writing and sent to the Chairman of the Nominating and Corporate Governance Committee in care of Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344. Such recommendations must include the following information:

  the candidate’s name and address

  the biographical data of the candidate

  the candidate’s qualifications

Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis. Any stockholder recommendation of a candidate for election at the 2010 Annual Meeting must be received no later than December 4, 2009 in order for the Nominating and Corporate Governance Committee to consider it.

Executive Officers.

In addition to S. Scott Crump, our Chairman, President, Chief Executive Officer, and Treasurer, the following individuals serve as our executive officers:

Thomas W. Stenoien, age 58, was appointed as our Chief Operating Officer in March 2005. Mr. Stenoien served as our Chief Financial Officer from May 1997 to March 2005. Mr. Stenoien also served as our Executive Vice President from 2001 to March 2005 and as our Secretary from 1999 to May 2006. Mr. Stenoien joined Stratasys in February 1993 as Controller and has also served as Director of Finance.

Robert F. Gallagher, age 53, was appointed as our Chief Financial Officer in March 2005 and was appointed as our Secretary in May 2006. Before joining Stratasys, Mr. Gallagher was the Chief Financial Officer of Selas Corporation of America, a manufacturer of micro-miniature components for the electronics industry, which is now known as Intricon Corporation. From October 2000 until June 2002, he was Chief Financial Officer for Visionics Corporation, a provider of biometric technologies and information systems. From October 1989 until June 2000, Mr. Gallagher was employed by TSI Incorporated, a diversified precision instrument company, last holding the position of Chief Financial Officer. From June 2005 to present, Mr. Gallagher has served on the Board of MOCON, Inc. (Nasdaq: MOCO), where he is also a member of the audit committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by (i) each person known by us to be the owner of more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 16 (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group, as of March 17, 2009, unless otherwise noted.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. We based our calculations of the percentage owned on 20,222,572 shares outstanding on March 17, 2009. All share amounts have been adjusted to reflect the 2-for-1 stock split effected in the form of a stock dividend on August 15, 2007.

Except as otherwise indicated, each director and Named Executive Officer (1) has sole investment and voting power with respect to the securities indicated or (2) shares investment and/or voting power with that individual’s spouse.

The address of each director and Named Executive Officer listed in the table below is c/o Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class
Directors and Officers
S. Scott Crump	725,380	(1)	3.56%
Thomas W. Stenoien	112,840	(2)	*
Robert F. Gallagher	92,800	(3)	*
Ralph E. Crump	672,760	(4)	3.31%
Edward J. Fierko	183,200	(5)	*
John J. McEleney	2,800	(6)	*
Clifford H. Schwieter	36,240	(7)	*
Arnold J. Wasserman	120,000	(8)	*
Gregory L. Wilson	182,800	(9)	*
All directors and executive officers (9 persons)	2,128,820	(10)	11.03%

Beneficial Owners of More Than 5%
Waddell & Reed Financial, Inc.	1,249,163	(11)	6.20%
Columbia Wanger Asset Management, L.P.	1,227,500	(12)	6.07%
Barclays Global Investors, NA	1,450,387	(13)	7.17%
____________________

*	Represents less than 1% of our outstanding common stock.

(1)	Includes 174,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 33,200 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 192,700 shares owned of record by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of the shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 324,980 shares owned of record and 82,800 shares issuable upon the exercise of presently exercisable stock options held by Ralph E. Crump, Mr. Crump’s father, and 264,980 shares owned of record by Mr. Crump’s mother.

(2)	Includes 98,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 29,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(3)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(4)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 264,980 shares owned of record by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of all shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 357,880 shares owned of record and 174,800 shares issuable upon the exercise of presently exercisable stock options held by S. Scott Crump, and 192,700 shares owned of record by Mr. Crump’s daughter-in-law.

(5)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(6)	Represents 2,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(7)	Includes 35,378 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(8)	Includes 108,000 shares issuable upon the exercise of presently exercisable stock options.

(9)	Includes 82,800 shares issuable upon the exercise of presently exercisable stock options. Does not include 25,200 shares issuable upon the exercise of stock options that are not presently exercisable.

(10)	Includes 750,978 shares issuable upon the exercise of presently exercisable stock options.

(11)	Represents stock beneficially owned as of December 31, 2008, as indicated on the Report on Schedule 13G filed by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202. Waddell & Reed Investment Management Company exercises direct voting and dispositive power with respect to 769,200 shares and Ivy Investment Management Company exercises direct voting and dispositive power with respect to 479,963 shares. The percentage of shares is based on the number of shares outstanding on December 31, 2008 and assumes no acquisition or disposition by Waddell & Reed Investment Management Company or Ivy Investment Company since December 31, 2008.

(12)

Represents stock beneficially owned as of December 31, 2008, as indicated on the Report on Schedule 13G filed by Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust, 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. The percentage of shares is based on the number of shares outstanding on December 31, 2008 and assumes no acquisition or disposition by Columbia Wanger Asset Management, L.P. since December 31, 2008.

(13)

Represents stock beneficially owned as of December 31, 2008, as indicated on the Report on Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Fund Advisors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG, 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, NA, exercises sole voting power with respect to 477,859 shares and sole dispostive power with respect to 578,842 shares; Barclays Global Fund Advisors exercises sole voting power with respect to 626,479 shares and sole dispositive power with respect to 857,673 shares; Barclays Global Investors, Ltd. exercises sole voting power with respect to 940 shares and sole dispositive power with respect to 13,872 shares. The percentage of shares is based on the number of shares outstanding on December 31, 2008 and assumes no acquisition or disposition by Barclays Global Investors, NA, since December 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2008, we believe that all Section 16(a) reporting requirements applicable to our executive officers and directors and persons who own more than 10% of a registered class of our equity securities in 2008 were satisfied in a timely fashion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Our Compensation Committee is principally responsible for developing our company-wide compensation program. This program is designed to enable all of our employees to receive an annual cash bonus if Stratasys achieves or exceeds the annual performance goals that the Committee establishes. In addition, our compensation program rewards our executives for long-term company performance. The objectives of our compensation program are:

  To attract, retain, motivate and incentivize our employees to help us achieve our business objectives

  To encourage and reward superior individual performance

  To encourage teamwork and reward group performance within our company

  To align the interests of our executives with those of our stockholders by incentivizing increases in the long-term value of our company

Development of Our Compensation Program

In connection with the development of their annual business and financial plan each November, our management team establishes annual company and individual goals for the ensuing year. Consistent with those goals, management makes recommendations for compensation for our executives for that year. Under the plan, executive compensation consists of base salary, annual incentive compensation and long-term incentive compensation. The Committee reviews and evaluates management’s recommendations and reaches consensus with management on a final proposal. The Committee then presents the final proposal to the full Board of Directors, which adopts a final compensation program to be implemented for the next year.

In reviewing and finalizing the annual compensation program, the Committee compares our executives’ compensation with compensation paid to executives at other similar publicly traded manufacturing companies of comparable size. In 2006 and 2007, Riley, Dettmann & Kelsey, LLC, an executive compensation consulting firm in Minnetonka, MN, assisted the Committee in making this evaluation. The Committee also reviews an annual list of compensation at comparable companies compiled by the Minneapolis-based law firm of Dorsey & Whitney. The Committee generally targets our executive compensation within the third quartile of executive compensation for comparable companies. The companies included in the peer group for 2007 were:

Aviza Technology, Inc.	Mobility Electronics, Inc.
Digi International, Inc.	Printronx, Inc.
FSI International, Inc.	Rimage Corporation
Hauppauge Digital, Inc.	Secure Computing Corporation
Intevac, Inc.	Ultratech, Inc.
Key Tronic Corporation

The Committee did not obtain the assistance of an executive compensation consultant in connection with establishing executive compensation for 2008. It believed that based on the consultants’ studies for 2006 and 2007, the compensation established for those years aligned our compensation with that of comparable companies and the Committee’s targets. Since there had been no significant change in our financial standing in relation to comparable companies in looking forward to 2008, the Committee did not believe that it was necessary to obtain a report of an executive compensation consultant for a third consecutive year.

The Components of Our Compensation Program

Base Salary. Executives’ annual base salaries are based on their individual performance in the prior year, job responsibilities, expected future contributions and salaries paid to executives with similar responsibilities at comparable companies. As we seek to weigh total compensation more heavily toward incentives, base salaries for our executives tend to range near the median salary for executives at comparable companies.

In November 2007, the Committee established the 2008 base salary of Scott Crump, our Chief Executive Officer, based on his then-current salary, his and our company’s performance during 2007, salaries of CEO’s at comparable companies, and his expected contribution for 2008. In light of these factors, the Committee approved a 4.7% increase in Mr. Crump’s annual base salary from $195,700 to $204,832. The Committee determined, however, that 2008 salary increases for all of our employees should take effect on March 1 rather than on January 1. Accordingly, the base salary paid to Mr. Crump in 2008 represented a 4% increase over his 2007 base salary.

Our CEO proposes the base salaries for Thomas W. Stenoien, our Chief Operating Officer, and Robert F. Gallagher, our Chief Financial Officer. At the same November 2007 meeting in which the Committee established Mr. Crump’s compensation, the Committee also established base salaries for Mr. Stenoien and Mr. Gallagher. Based on factors similar to those for Mr. Crump, as well as the management and financial performance of the groups for which Messrs. Stenoien and Gallagher are responsible, the Committee approved a 5.25% increase in Mr. Stenoien’s base salary from $164,800 to $173,452, and a 4.7% increase in Mr. Gallagher’s base salary from $187,460 to $196,196. Since the increases in their base salaries took effect on March 1, the base salary paid to Mr. Stenoien in 2008 represented a 4.5% increase over his 2007 base salary, and the base salary paid to Mr. Gallagher in 2008 represented a 4% increase over his 2007 base salary. The Committee determined that Mr. Gallagher’s duties and responsibilities have a less direct impact on achievement of our performance goals than Mr. Crump’s or Mr. Stenoien’s. Therefore, it has recommended that Mr. Gallagher’s total cash compensation be more heavily weighted to his base salary than Messrs. Crump and Stenoien, whose total cash compensation is more significantly weighted to their annual incentive compensation plans.

The Committee’s decision to set increases in the base salaries of our Named Executive Officers for 2008 at between 4.7% and 5.25% of their 2007 base salaries reflects the Committee’s effort to maintain their base salaries in the third quartile of base compensation for peer group companies as well as its desire to place greater emphasis on incentive compensation. The Committee increased Mr. Stenoien’s base salary for 2008 by a greater percentage than that for Mr. Crump or Mr. Gallagher in order to more closely align his base salary with those paid by our peer group companies.

Annual Incentive Compensation. We employ a “management by objectives” philosophy at Stratasys and align annual incentive compensation for our executives with their achievement of the objectives that we establish for them. Executives responsible for internal operating or management groups, such as research and development, manufacturing, system sales and human resources, have different management objectives. These objectives may include:

  The number of new products or product enhancements introduced.

  Development of specific training programs.

  Implementation of new manufacturing procedures.

  Development of new or improved inventory ordering and control procedures.

  Sales of a specific number of systems.

We base annual incentive compensation for our CEO, COO and CFO on achieving corporate financial objectives, including, from time to time, revenue, operating profit, backlog, net income, earnings per share and other such financial metrics.

For 2008, the Committee established a target bonus for each executive, which would be paid if specified objectives were met. An executive could earn from 0% to 167.5% of the target bonus depending upon achievement of the objectives. If Stratasys failed to achieve 95% of a specified objective, no bonus would be paid with respect to that objective. Our annual plan established both quarterly and annual performance objectives for our executives. Consistent with our desire to have our executives achieve the interim plan objectives, we pay bonuses quarterly based upon achievement of the interim plan goals.

If Stratasys does not achieve the performance goals that would result in payment under the plan, the Board will consider payment of a bonus based on actual company performance. Conversely, if we surpass the performance goals that would result in a payment of the maximum amount payable under the plan, the Board may award an additional bonus. In these circumstances the amount of the bonus varies at the discretion of the Board.

From time to time, circumstances arise in which an executive achieves some interim plan objectives, but fails to achieve annual plan objectives, resulting in an overpayment of the bonus for the year. In that instance, we may negotiate a repayment plan with the executive. We also have circumstances in which an executive is unable to achieve his or her management objectives due to circumstances beyond his or her control. In those instances, our Board of Directors may grant a bonus to the executive based upon the individual’s performance and the performance of the executive’s group in light of the adverse circumstances.

In 2008, the Committee based 50% of annual incentive compensation for Messrs. Crump, Stenoien and Gallagher on achievement of the 2008 corporate revenue objective of approximately $134 million and 50% on achievement of the 2008 corporate operating income objective of approximately $26.5 million. We had actual revenue for 2008 of $124.5 million, or approximately 93% of the target amount, and actual operating income for 2008 of $20.6 million, or approximately 78% of the target amount. As the plan did not provide for any incentive payment unless we achieved at least 95% of the target revenue or target operating income, no payments were made to the Named Executive Officers under the plan.

At its meeting in March 2009, the Committee evaluated the performance of each of the Named Executive Officers in 2008 in relation to the adverse national and international economic conditions in the second half of the year. It noted that we had achieved certain of the interim targets established for the first half of 2008 and that the failure to achieve the annual targets was due principally to the world-wide reduction in capital expenditures in 2008, rather than a failure of management. In awarding the bonuses for 2008, the Committee also took into consideration the increase of 10.9% in our annual revenue from $112.2 million in 2007 to $124.5 million in 2008 and the increase of 11.5% in annual operating income from $18.5 million in 2007 to $20.6 million in 2008. Accordingly, the Committee awarded each Named Executive Officer a discretionary bonus that was the same as the bonus he received for 2007. Such bonus was equal to 56% of the bonus he would have received had we achieved the revenue and operating income targets. This bonus amounted to $59,740 in the case of Mr. Crump, $53,948 in the case of Mr. Stenoien and $25,809 in the case of Mr. Gallagher. Each of the Named Executive Officers had received interim bonus payments during 2008, which were applied to reduce the final bonus payments made to them.

Stock Option Awards. Since the inception of Stratasys, we have granted stock options as the principal long-term equity incentive for our executives and employees. Stock options enable recipients to derive a financial gain from the appreciation in our stock price from the date that the option is granted to the date of exercise, which we believe aligns the interests of our executives and employees with the long-term interests of our stockholders.

The Committee recommends all stock option awards to the full Board of Directors, which makes all awards. We set the exercise price of our stock options at the closing price of our common stock on Nasdaq on the date of grant. Options generally vest in equal annual installments over a minimum of four years and generally have a term of between five and ten years. The Board generally awards stock options when it approves the annual compensation plan, which may range between October and February, depending on when the final plan is approved. The Board has delegated authority to our CEO to make interim awards of stock options to new hires as those employees join our company. Awards to new executive hires above the CEO’s delegated authority require Board approval. The Committee has determined the number of options to be granted on the basis of, among other things, the overall annual compensation plan for executives, the number of options granted to executives at peer group companies, and the Black-Scholes estimate of the value of the options granted.

The Board made stock option awards to our executives in October 2008. The Board granted 14,000 options to each Named Executive Officer at an exercise price of $13.22 per share. The options vest in five equal annual installments commencing on the first anniversary of the date of grant and expire six years and one month after the date of grant. The Committee and the Board have determined that the vesting and term of these options will serve as a long-term incentive and retention vehicle.

Benefits. Our executives, including the Named Executive Officers, receive the same benefits as all of our other employees. This includes health insurance, paid vacation and matching contributions to our 401(k) plan of up to $3,000 per year. Our executives do not receive any additional benefits, nor are they entitled to any specific perquisites as a part of our compensation program. We believe that our benefits are competitive with comparable peer group companies.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2009 Annual Meeting.

Compensation Committee:

Clifford H. Schwieter, Chairman
Edward J. Fierko
Arnold J. Wasserman
Gregory L. Wilson

Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer for the last three completed fiscal years (the “Named Executive Officers”). We did not have any other executive officers during 2008.

			Option	Non-Equity Incentive	All Other
Name and Principal		Salary	Awards(1)	Plan Compensation(2)	Compensation(3)	Total
Position	Year	($)	($)	($)	($)	($)
S. Scott Crump,	2008	203,252	228,526	59,740	6,592	498,110
Chairman,	2007	195,700	202,702	59,740	8,211	466,353
President and	2006	190,000	210,630	69,000	8,229	477,869
Chief Executive
Officer

Thomas W. Stenoien	2008	174,056	129,126	53,948	6,592	363,722
Chief Operating	2007	164,800	103,302	53,948	8,211	330,261
Officer	2006	160,000	105,652	61,100	3,000	330,752

Robert F. Gallagher	2008	196,948	29,726	25,809	3,000	255,483
Chief Financial	2007	187,460	3,902	25,809	3,000	220,171
Officer	2006	182,000	-0-	29,808	3,000	214,808
____________________

(1)

The amounts in this column reflect the expense recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R). These amounts include options granted in 2003, 2004, 2007 and 2008 for stock option awards as described in footnote 14 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.

(2)	The amounts in this column are payments of annual incentive awards.

(3)

The amounts in this column reflect matching contributions of $3,000 paid in 2008, 2007 and 2006 in connection with each Named Executive Officer’s 401(k) plan; $3,592 paid to Mr. Crump in 2008, $5,211 paid to Mr. Crump in 2007 and $5,229 paid to Mr. Crump in 2006 for travel costs associated with his spouse accompanying him on a company business trip; and $3,592 paid to Mr. Stenoien in 2008 and $5,211 paid to Mr. Stenoien in 2007 for costs associated with his spouse accompanying him on a company business trip.

Grants of Plan-Based Awards

The following table provides information regarding 2008 grants of annual awards for the Named Executive Officers, including the range of estimated possible payouts under our annual management incentive compensation plan and the exercise price and grant date fair value of stock options. These award opportunities align executives’ interests with stockholders by providing an incentive to increase stock price and improve our long-term financial performance.

		Estimated Possible		All Other
		Payout Under		Option
		Non-Equity Incentive		Awards:	Exercise or
		Plan Awards(1)		Number of	Base Price of		Grant Date Fair
				Securities	Option	Closing Price on	Value of Stock and
		Target	Maximum	Underlying	Awards(2)	Grant Date	Option Awards(3)
Name	Grant Date	($)	($)	Options	($/Sh)	($/Sh)	($)
S. Scott Crump
Annual Incentive		103,000	172,525
Option	10/23/08			14,000	13.22	13.22	75,267

Thomas W. Stenoien
Annual Incentive		92,700	155,273
Option	10/23/08			14,000	13.22	13.22	75,267

Robert F. Gallagher
Annual Incentive		44,496	74,531
Option	10/23/08			14,000	13.22	13.22	75,267
____________________

(1)

Represents the target and maximum potential payouts pursuant to the management incentive compensation plan, which is a cash incentive plan. The Compensation Committee established a target payment for each Named Executive Officer based on achievement of revenue and operating profit goals. Because the lowest payout under the plan is zero, we have not included a column for threshold payments. The annual incentive plan is described under “Compensation Discussion and Analysis—The Components of our Compensation Program, Annual Incentive Compensation,” above.

(2)

The stock option program is described in “Compensation Discussion and Analysis—The Components of our Compensation Program, Stock Option Awards,” above. Our equity compensation plans provide that the exercise price will be not less than the “Fair Market Value” on the date of grant, and define Fair Market Value as the closing price of our common stock on Nasdaq on the date of grant.

(3)

Refer to note 14, “Stock options and warrants,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 11, 2009, for the relevant assumptions used to determine the FAS 123(R) grant date fair value of our stock option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2008.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable(1)		($)	Date
S. Scott Crump	60,000	–		14.30	11/03/2009
	32,000	8,000	(2)	14.43	01/06/2010
	40,000	–		14.48	02/27/2010
	40,000	–		12.49	11/16/2010
	2,800	11,200	(2)	23.04	11/07/2013
	–	14,000	(2)	13.22	11/22/2014

Thomas W. Stenoien	30,000	–		14.30	11/03/2009
	16,000	4,000	(3)	14.43	01/06/2010
	40,000	–		14.48	02/17/2010
	10,000	–		12.49	11/16/2010
	2,800	11,200	(3)	23.04	11/07/2013
	–	14,000	(3)	13.22	11/22/2014

Robert F. Gallagher	50,000	–		14.17	03/30/2010
	30,000	–		12.49	11/16/2010
	2,800	11,200	(4)	23.04	11/07/2013
	–	14,000	(4)	13.22	11/22/2014
____________________

(1)

Options granted in 2003, 2004, 2007 and 2008 vest in five equal annual installments commencing on the first anniversary of the date of grant; options granted in 2003, 2004 and 2007 expire six years after the date of grant; options granted in 2008 expire six years and one month after the date of grant. Options granted in 2008 expire six years and one month after the date of grant. Options granted in 2005 vested immediately and expire five years after the date of grant. The amount that vests in any one year is further divided between incentive stock options and non-qualified stock options, to the extent permissible in accordance with federal income tax regulations.

(2)	The vesting dates of Mr. Crump’s unvested options awards are further detailed in the following table.

Grant Date	2009	2010	2011	2012	2013
01/07/2004	8,000	–	–	–	–
11/08/2007	2,800	2,800	2,800	2,800	–
10/23/2008	2,800	2,800	2,800	2,800	2,800

(3)	The vesting dates of Mr. Stenoien’s unvested options awards are further detailed in the following table.

Grant Date	2009	2010	2011	2012	2013
01/07/2004	4,000	–	–	–	–
11/08/2007	2,800	2,800	2,800	2,800	–
10/23/2008	2,800	2,800	2,800	2,800	2,800

(4)	The vesting dates of Mr. Gallagher’s unvested options awards are further detailed in the following table.

Grant Date	2009	2010	2011	2012	2013
11/08/2007	2,800	2,800	2,800	2,800	–
10/23/2008	2,800	2,800	2,800	2,800	2,800

Option Exercises and Stock Vested

None of our Named Executive Officers exercised options during the fiscal year ended December 31, 2008. Furthermore, we have not granted any other equity awards to our Named Executive Officers or other employees.

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon the exercise of, and the weighted average exercise price of, outstanding options, warrants and rights, and the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2008:

Number of
securities
remaining
available for
	Number of	Weighted	future issuance
	securities	average	under equity
	to be issued upon	exercise price of	compensation
	exercise of	outstanding	plans excluding
	outstanding	options,	securities
	options, warrants	warrants	reflected in
	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders*	1,735,378	$14.42	1,136,416
____________________

*	We do not have any equity compensation plans that have not been approved by security holders.

Director Compensation

As more fully described below, the following table summarizes the compensation during 2008 for each of our non-employee directors:

	Fees Earned or	Option
	Paid in Cash(1)	Awards(2)	Total
Name	($)	($)	($)
Ralph E. Crump	21,000	29,726	50,726
Edward J. Fierko	29,750	29,726	59,476
John J. McEleney	19,750	29,726	49,476
Clifford H. Schwieter	29,500	29,726	59,226
Arnold J. Wasserman	34,750	29,726	64,476
Gregory L. Wilson	29,250	29,726	58,976
____________________

(1)	Represents the total amount of meeting fees paid for 2008, which are denominated and payable in cash.

(2)

Represents the compensation expense that we recognized during the year ended December 31, 2008, in accordance with the provisions of FAS 123(R) with respect to certain stock options granted in 2007 that vested in 2008. The exercise price of each option is the fair market value on the date of grant, which is the closing price per share of common stock as reported on the Nasdaq Global Select Market on that date.

Director Compensation Policies.

S. Scott Crump, the Chairman of the Board, President, Chief Executive Officer and Treasurer, is the only director who is also an employee of Stratasys. He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

Directors who are not employees of Stratasys (“non-management directors”) received an annual fee for Board service of $12,000 as compensation as well as attendance fees of $1,500 for each meeting of the Board attended in person and $250 for each meeting attended by telephone. Each independent director will receive $2,500 per year for committee service and $250 for attendance at each committee meeting not held in conjunction with a regularly scheduled meeting of the Board. The Chairman of the Audit Committee receives an additional $5,000 per year. Directors are reimbursed for travel and other reasonable expenses incurred for the purpose of attending meetings of the Board and its committees.

Compensation Committee Interlocks and Insider Participation

Directors who were members of our Compensation Committee in 2008 are Mr. Schwieter, Mr. Fierko, Mr. Wasserman and Mr. Wilson. During 2008, there were no compensation committee interlocks or other relationships to be reported under this item.

RECOMMENDATION:

The Board of Directors Unanimously Recommends That You Vote FOR
the Election of the Nominees Listed in Proposal 1.

INDEPENDENT AUDITORS

The firm of Grant Thornton LLP (“Grant Thornton”) has audited our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007. The Audit Committee of our Board of Directors retained Grant Thornton to serve as our independent registered public accounting firm on June 14, 2007, and dismissed Rothstein, Kass & Company, P.C. (“Rothstein Kass”) as our independent registered public accounting firm on June 8, 2007.

In connection with the audits of our consolidated financial statements for each of the two fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period ended June 8, 2007, there were no disagreements between us and Rothstein Kass on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such year.

During the two fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period ended June 8, 2007, there were no “reportable events” as defined in Section 304(a)(1)(v) of Regulation S-K.

Grant Thornton does not have any financial interest, either direct or indirect, in Stratasys. At a meeting held on February 11, 2008, the Audit Committee considered whether the provision of the services, other than the services described as “Audit Fees” and “Audit-Related Fees” listed below, is compatible with maintaining the independence of Grant Thornton, and has concluded that the provision of such services is compatible with maintaining their independence

Although Grant Thornton has been retained to review our quarterly financials for the period ended March 31, 2009, the Audit Committee has not yet selected independent accountants to audit our financial statements for the fiscal year ending December 31, 2009. It was the determination of the Audit Committee that Stratasys should not be obligated at this time to retain a specific firm of independent accountants.

No representative of Grant Thornton is expected to be present at our Annual Meeting or to make a statement or respond to questions from stockholders.

Principal Accountant Fees and Services

The aggregate fees we paid to Grant Thornton for the years ended December 31, 2008 and December 31, 2007 were as follows:

	2008	2007
Audit Fees	$193,177	$155,000
Audit-Related Fees(a)	22,825	-0-
Total Audit and Audit-Related Fees	$216,002	$155,000
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
____________________

(a)	Audit-Related Fees consisted of fees paid for the audit of our 401(k) plan, use of an electronic accounting research site, and advice with respect to the response to an SEC comment letter.

The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditors must be approved in advance. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members and requires any member who pre-approves such services pursuant to that authority to report his decision to the Committee. The Audit Committee has delegated such authority to its Chair, Arnold Wasserman.

REPORT OF THE AUDIT COMMITTEE

The Stratasys Board of Directors adopted a written charter for the Audit Committee, which was amended on March 26, 2004, and is posted on our website, www.stratasys.com. Both this Audit Committee and the Board of Directors have determined that the Amended and Restated Audit Committee Charter states appropriate guiding principles for the Audit Committee. In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

In accordance with the provisions of our charter, we have (i) reviewed Stratasys’ 2008 audited financial statements with management, (ii) discussed with Stratasys’ independent auditors, Grant Thornton LLP (“Grant Thornton”), the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU § 380”) as modified or supplemented, (iii) received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, as modified or supplemented. We have also discussed with Grant Thornton and received its written confirmation that it remains independent accountants with respect to Stratasys, and (iv) discussed with Grant Thornton its independence from the Company.

As part of our responsibilities under our charter, we also reviewed Stratasys’ compliance with its Code of Business Conduct and Ethics and the effectiveness of procedures intended to prevent violation of laws and regulations.

In addition, we met with Grant Thornton prior to the filing of Stratasys’ quarterly reports on Form 10-Q for the first, second and third quarters of 2008 to discuss the results of its review of the financial information included in those reports.

Management has represented to us, and Grant Thornton has confirmed, that Stratasys’ audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied upon advice and information received in our discussions with Stratasys’ management, internal accountants, and Grant Thornton. This advice and information was obtained at the Committee meetings held during the year, during which we engaged both management and Grant Thornton in current discussions. Each quarter of the fiscal year ended 2008, we met separately with Grant Thornton. Based on the review and discussions referred to above, we have recommended to the Board of Directors that Stratasys’ audited consolidated financial statements for the year ended December 31, 2008 be included in its Annual Report on Form 10-K for that year.

Audit Committee:

Arnold J. Wasserman, Chairman
Edward J. Fierko
Clifford H. Schwieter
Gregory L. Wilson

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

There were no related party transactions during the two-year period ended December 31, 2008. We do not have a formal policy with respect to related party transactions. However, our Board is considering adopting a formal policy with respect to related party transactions. On a yearly basis, we request that our directors and executive officers identify potential related party transactions involving such persons and/or their respective families so that such transactions can properly be disclosed.

STRATASYS, INC. 7665 COMMERCE WAY EDEN PRAIRIE, MN 55344-2020
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Stratasys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stratasys, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12280	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
STRATASYS, INC.

The Board of Directors recommends a VOTE FOR all nominees listed.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Directors
1.	The election of six directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
	Nominees:	1.)	S. Scott Crump	4.)	John J. McEleney
		2.)	Ralph E. Crump	5.)	Clifford H. Schwieter
		3.)	Edward J. Fierko	6.)	Gregory L. Wilson

2.	Upon such other matters as may properly come before the meeting or any adjournments thereof.

The undersigned signatory hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

The undersigned signatory acknowledges receipt of a copy of the Notice of Annual Meeting, dated April 3, 2009, relating to the Annual Meeting.

The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing below. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name and give title of signing officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

STRATASYS, INC.
Annual Meeting of Stockholders
3:30 p.m. CDT
Thursday, May 7, 2009
Stratasys Corporate Headquarters
7665 Commerce Way
Eden Prairie, MN 55344

To obtain directions to our Corporate Headquarters, the location of our Annual Meeting of Stockholders, and a map you can visit our website, www.stratasys.com, click on "Stratasys" under "Contacts" and click on "Download Map" or Contact Investor Relations at:

Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344
Attn: Shane Glenn - Director of Investor Relations
Email: shane.glenn@stratasys.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and 2008 Annual Report to Stockholders are
available at http://materials.proxyvote.com/862685

M12281
STRATASYS, INC. 7665 Commerce Way Eden Prairie, MN 55344-2020

PROXY

     The undersigned, a holder of common stock of Stratasys, Inc., a Delaware corporation (the “Company”), hereby appoints S. Scott Crump and Thomas W. Stenoien, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 7, 2009 and any adjournments thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATASYS, INC.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)